As filed with the Securities and Exchange Commission on June 29, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROADWING CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	52-2041343
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1122 Capital of Texas Highway
Austin, Texas 78746
(512) 742-3700
(Address, including zip code, and telephone number,
including area code, of principal executive offices)

Corvis Corporation Second Amended 1997 Stock Option Plan
Corvis Corporation 2000 Long Term Incentive Plan
Broadwing Corporation Amended and Restated Employee Stock Purchase Plan
(Full titles of the plan)

Send to:
Kim D. Larsen
General Counsel
1122 Capital of Texas Highway
Austin, Texas 78746
(312) 742-3700
(Name and address of agent for service)
CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			maximum	maximum
Title of each class of	Amount		offering	aggregate
securities	to be		price per	offering	Amount of
to be registered(1)	registered(1)		share(2)	price(2)	registration fee
Corvis Corporation Second Amended 1997 Stock Option Plan, Common Stock, $0.01 par value	2,651,131	(3)	$21.98	$58,271,859	$6,235.09
Corvis Corporation 2000 Long Term Incentive Plan, Common Stock, $0.01 par value	308,470	(4)	$13.75	$4,241,463	$453.84
Common Stock, $0.01 par value	8,016,096	(5)	$9.75	$78,156,936	$8,362.79

(1)	This registration statement shall, in accordance with Rule 416 under the 1933 Act be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to paragraphs of (c) and h) of Rule 457 under the 1933 Act and computed on the basis of the average of the high and low sales prices per share of the Registrant’s common stock, as reported on The Nasdaq National Market on June 28, 2006. With respect to outstanding options under registrant’s Second Amended 1997 Stock Option Plan and 2000 Long Term Incentive Plan, the actual aggregate offering price is based on the actual weighted average exercise price per share for the outstanding options.

(3)	Represents shares subject to options outstanding as of June 29, 2006 under the registrant’s Second Amended 1997 Stock Option Plan.

(4)	Represents shares subject to options outstanding as of June 29, 2006 under the registrant’s 2000 Long Term Incentive Plan.

(5)	Represents additional shares to be issued under the registrant’s Second Amended 1997 Stock Option Plan, the registrant’s 2000 Long Term Incentive Plan (including the annual increases in shares authorized under the plan up to the lesser of five percent of outstanding shares on January 1 of each year or such other number of shares as determined by the board of directors) and the registrant’s Amended and Restated Employee Stock Purchase.
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the 1933 Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
* Item 1. Plan Information.
* Item 2. Registrant Information and Employee Plan Annual Information.
          * The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the 1933 Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The documents listed below have heretofore been filed by Broadwing Corporation, a Delaware corporation (the “Company”) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are incorporated by reference herein and shall be deemed a part hereof:
          (1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
          (2) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;
          (3) The Company’s Current Report on Form 8-K, filed with the Commission on February 1, 2006;
          (4) The Company’s Current Report on Form 8-K, filed with the Commission on February 21, 2006;
          (5) The Company’s Current Report on Form 8-K (Item 3.02 only), filed with the Commission on February 24, 2006;
          (6) The Company’s Current Report on Form 8-K, filed with the Commission on March 13, 2006;
          (7) The Company’s Current Report on Form 8-K, filed with the Commission on March 24, 2006;
          (8) The Company’s Current Report on Form 8-K, filed with the Commission on April 7, 2006;

          (9) The Company’s Current Report on Form 8-K, filed with the Commission on April 28, 2006;
          (10) The Company’s Current Report on Form 8-K (Items 1.01, 2.03 and 3.02 only), filed with the Commission on May 12, 2006;
          (11) The Company’s Current Report on Form 8-K, filed with the Commission on May 18, 2006;
          (12) The Company’s Current Report on Form 8-K (Items 1.01, 2.03 and 3.02 only), filed with the Commission on June 14, 2006;
          (13) The Company’s Current Report on Form 8-K, filed with the Commission on June 23, 2006; and
          (14) The description of Common Stock under the caption “Description of Registrant’s Securities to be Registered” included in the Company’s Registration Statement on Form 8-A dated July 10, 2000 filed under Section 12 of the Exchange Act.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 102 of the Delaware General Corporation Law, as amended (“DGCL”), allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.
          Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.
          Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
          Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
          Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and require us to advance litigation expenses upon our receipt of an undertaking by a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in our bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

          We also have insurance on our directors and officers, which covers liabilities under the federal securities laws.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          See Exhibit Index, which is incorporated herein by reference.
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant’s articles of incorporation, by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 29th day of June, 2006.

BROADWING CORPORATION
By:	/s/ Kim D. Larsen
Kim D. Larsen
Co-Chief Executive Officer, Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Kim D. Larsen and Lynn D. Anderson and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933 and other federal and state securities laws, in connection with the Corvis Corporation 1997 Stock Option Plan, the Corvis Corporation 2000 Long Term Incentive Plan and the Broadwing Corporation Amended and Restated Employee Stock Purchase Plan and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 29th day of June, 2006.

Signature	Position

/s/ Lynn D. Anderson	Co-Chief Executive Officer, Senior Vice President, Chief Financial Officer and Treasurer
Lynn D. Anderson

/s/ Kim D. Larsen	Co-Chief Executive Officer, Senior Vice President, General Counsel and Secretary
Kim D. Larsen

/s/ Scott Widham	Co-Chief Executive Officer and President of Sales and Marketing
Scott Widham

/s/ Richard A. Martin	Chief Accounting Officer and Controller
Richard A. Martin

/s/ John Morton	Director
John Morton

/s/ Donald R. Walker	Director
Donald R. Walker

/s/ David R. Huber	Chairman of the Board
David R. Huber

EXHIBIT INDEX

Exhibit
Number	Document Description

4.1	Corvis Corporation Second Amended 1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1, File No. 333-36238)

4.2	Corvis Corporation 2000 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1, File No. 333-36238)

*4.3	Broadwing Corporation Amended and Restated Employee Stock Purchase Plan

*5.1	Opinion of Mayer, Brown, Rowe, & Maw LLP, regarding the legality of the common stock being registered.

*23.1	Consent of Independent Registered Public Account Firm.

23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this registration statement).

*	Filed herewith.